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[STURGIS BANCORP, INC. LOGO]            [PRESS RELEASE STURGIS BANCORP, INC.]

  113-125 EAST CHICAGO ROAD, STURGIS, MICHIGAN 49091 TELEPHONE - 269-651-9345
                               FAX - 269-651-5512

                                  EXHIBIT 99.1

                                 PRESS RELEASE
                             STURGIS BANCORP, INC.

MAY 19, 2004

CONTACT:  ERIC L. EISHEN
          PRESIDENT/CEO

STURGIS BANCORP, INC. ANNOUNCES STOCK REPURCHASE PROGRAM

STURGIS, MICHIGAN May 19, 2004 - STURGIS BANCORP, INC. "STBI", the holding company for Sturgis Bank & Trust Company, announced its intention to repurchase up to 10% of its outstanding shares in the open market.

Eric L. Eishen, President and Chief Executive Officer of STBI, indicated that the Board of Directors approved the repurchase program in view of the current price level and the strong capital position of STBI and its subsidiary, Sturgis Bank and Trust Company. Mr. Eishen stated: "We believe the repurchase of our shares represents an attractive investment opportunity, which will benefit our stockholders."

As of March 31, 2004, STBI had consolidated total assets of $294.1 million and stockholders' equity of $29.3 million. STBI's common stock is traded on the NASDAQ SMALL - CAP ISSUES.

The financial numbers presented herein are unaudited.

                FOR STURGIS BANK & TRUST COMPANY UPDATES, VISIT
                              www.sturgisbank.com